UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:
August 27, 2024
(Date of earliest event reported)

Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.
Pursuant to Regulation FD, Star Equity Holdings, Inc. (the “Company”) hereby furnishes the investor presentation (the “Investor Presentation”) and investor fact sheet (the ”Investor Fact Sheet”), each relating to the Company’s business and operations as of June 2024, which the Company made available on August 27, 2024, within the Investor Relations section of the Company’s website: www.starequity.com. The Investor Presentation and the Investor Fact Sheet present information as of August 15, 2024, including, but not limited to, cash balances of $10.2 million, which includes restricted cash of $2.5 million; debt balances and excess borrowing capacity of $10.9 million and $8.9 million, respectively; certain investment balances; and the stock price and share count of the Company’s common and preferred stock. The Investor Presentation includes an update on the Company’s current operations and major projects, as well as information relating to the Company’s strategic plans, goals, growth initiatives and outlook, and forecasts for future performance and industry development. The Company also includes an acquisition criteria sheet (the “Acquisition Criteria Sheet”) which presents the criteria the Company uses in evaluating potential acquisition targets.
The information contained in the Investor Presentation and Investor Fact Sheet is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time. The Investor Presentation and Investor Fact Sheet speak as of the date of this report. While the Company may elect to update the Investor Presentation and Investor Fact Sheet in the future to reflect events and circumstances occurring or existing after the date of this report, the Company specifically disclaims any obligation to do so.
Copies of the Investor Presentation, Investor Fact Sheet, and Acquisition Criteria Sheet are furnished herewith as Exhibits 99.1, 99.2 and 99.3, respectively. The information furnished by the Company pursuant to this Item 7.01, including Exhibits 99.1, 99.2 , and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01.  Financial Statements and Exhibits
(d)  Exhibits:

Exhibit No.	Description

99.1	Investor Presentation made available on August 27, 2024.
99.2	Investor Fact Sheet made available August 27, 2024.
99.3	Acquisition Criteria Sheet made available August 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     August 27, 2024